Exhibit 99.1

In the preliminary prospectus supplement to be used in connection with a proposed public offering of shares of its common stock by Inovio Pharmaceuticals, Inc. (the “Company”), the Company provided the following updates or supplements to the description of certain aspects of the Company’s business, certain legal proceedings and certain risk factors provided in the Company’s previous periodic filings with the Securities and Exchange Commission (the “SEC”). The information below should be read in conjunction with the information in the Company’s other filings made from time to time with the SEC.

Unless the context otherwise requires, all references to “Inovio,” “we,” “us,” “our,” “the Company” or similar words refer to Inovio Pharmaceuticals, Inc., together with our consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to statements about:

•	our history of losses;

•	our lack of products that have received regulatory approval;

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uncertainties inherent in clinical trials and product development programs, including but not limited to the fact that pre-clinical and clinical results may not be indicative of results achievable in other trials or for other indications, that results from one study may not necessarily be reflected or supported by the results of other similar studies, that results from an animal study may not be indicative of results achievable in human studies, that clinical testing is expensive and can take many years to complete, that the outcome of any clinical trial is uncertain and failure can occur at any time during the clinical trial process, and that our electroporation technology and DNA vaccines may fail to show the desired safety and efficacy traits in clinical trials;

•	the availability of funding;

•	the ability to manufacture vaccine candidates;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

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the availability or potential availability of alternative therapies or treatments for the conditions we or our collaborators target, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that we and our collaborators hope to develop;

•	whether our proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity; and

•	the impact of government healthcare legislation and proposals.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this document along with our other filings with the Securities and Exchange Commission, with the understanding that our actual future results may be materially different from what we expect. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date hereof, even if new information becomes available in the future.

Our Company

We are a biotechnology company focused on rapidly bringing to market precisely designed DNA medicines to treat, cure and protect people from diseases associated with human papillomavirus, or HPV, cancer and infectious diseases. Our DNA medicine pipeline is composed of three types of product candidates: DNA vaccines, DNA immunotherapies and DNA encoded monoclonal antibodies. In clinical trials, we have demonstrated that a DNA medicine can be delivered directly into cells in the body via our proprietary smart device to consistently activate robust and fully functional T cell and antibody responses against targeted cancers and pathogens.

Our novel DNA medicine candidates are made using our proprietary SynCon technology that creates optimized plasmids, which are circular strands of DNA that can produce antigens independently inside a cell to help the person’s immune system recognize and destroy cancerous or virally infected cells.

Our hand-held CELLECTRA smart delivery devices provide optimized uptake of our DNA medicines within the cell, overcoming a key limitation of other DNA-based technology approaches. Human data to date have shown a favorable tolerability profile of our DNA medicines delivered directly into cells in the body using the CELLECTRA smart delivery device in more than 7,000 administrations across approximately 2,500 patients.

Our corporate strategy is to advance, protect, and provide our novel DNA medicines to meet urgent and emerging global health needs. We continue to advance and validate an array of DNA medicine candidates that target COVID-19, HPV-related diseases, cancer and infectious diseases. We aim to advance these candidates through commercialization and continue to leverage third-party resources through collaborations and partnerships, including product license agreements.

Our partners and collaborators include ApolloBio Corp., AstraZeneca, Beijing Advaccine, The Bill & Melinda Gates Foundation, Coalition for Epidemic Preparedness Innovations, Defense Advanced Research Projects Agency, The U.S. Department of Defense, GeneOne Life Science, HIV Vaccines Trial Network, the U.S. Defense Threat Reduction Agency’s Medical CBRN Defense Consortium, International Vaccine Institute, National Cancer Institute, National Institutes of Health, National Institute of Allergy and Infectious Diseases, Ology Bioservices, the Parker Institute for Cancer Immunotherapy, Plumbline Life Sciences, Regeneron Pharmaceuticals, Thermo Fisher Scientific, Richter-Helm BioLogics, the University of Pennsylvania, the Walter Reed Army Institute of Research and The Wistar Institute.

We or our collaborators are currently conducting or planning clinical studies of our DNA medicines for HPV-associated precancers, including cervical, vulvar and anal dysplasia; HPV-associated cancers, including head & neck, cervical, anal, penile, vulvar and vaginal; other HPV-associated disorders, such as recurrent respiratory papillomatosis; glioblastoma multiforme; prostate cancer; HIV; Ebola; Middle East Respiratory Syndrome; Lassa fever; Zika virus; and the COVID-19 virus.

All of our product candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any such revenues for at least the next several years. We earn revenue from license fees and milestone revenue and collaborative research and development agreements. Our product candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All product candidates that we advance to clinical testing will require regulatory approval prior to commercial use and will require significant costs for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

Our Pipeline

The table below summarizes the status of our product candidate development programs:

Recent Developments

INO-4800

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In December 2020, we dosed our first subject in a Phase 2 clinical trial evaluating DNA medicine INO-4800, our COVID-19 vaccine candidate, as part of our Phase 2/3 clinical trial, called INNOVATE. The Phase 2 segment of the trial will enroll approximately 400 participants who are 18 years or older. In addition, in collaboration with Advaccine Biopharmaceuticals Suzhou Co., Ltd. (Advaccine), we dosed the first subject in our Phase 2 clinical trial in China. The Phase 2 clinical trial being conducted in China is independent of the INNOVATE Phase 2/3 clinical trial of INO-4800 being advanced in the United States and will enroll approximately 640 participants who are 18 years or older. Advaccine is conducting and funding the Phase 2 trial in China. Our planned clinical development of INO-4800 is currently on partial clinical hold and we may not commence our planned Phase 3 clinical trial of INO-4800 until we satisfactorily resolve the Food and Drug Administration’s, or the FDA’s, questions relating to our CELLECTRA 2000 delivery device. See “Risk Factors—Our planned clinical development of our potential COVID-19 vaccine has been placed on partial clinical hold by the FDA, which may cause delays in the commencement of our planned Phase 3 clinical trial or completion of clinical testing, both of which could result in increased costs to us and delay or limit our ability to proceed to commercialization and generate revenues.”

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We entered into a collaboration and license agreement in December 2020 with Advaccine granting Advaccine the exclusive right to develop, manufacture and commercialize our vaccine candidate, INO-4800, within the territories of China, Taiwan, Hong Kong and Macau. As part of the collaboration, Advaccine has also granted us a non-exclusive license to certain DNA vaccine manufacturing processes.

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We expanded our global manufacturing consortium by entering into an agreement with Kaneka Eurogentec S.A., an affiliate of Kaneka Corporation, for Eurogentec to manufacture INO-4800 at our GMP (good manufacturing practice) production facilities. In addition to Kaneka Eurogentec, we have entered into supply agreements with Thermo Fisher Scientific, Richter-Helm BioLogics and Ology Biosciences as part of our global manufacturing consortium that we are assembling in connection with the clinical and potential commercial supply for our COVID-19 vaccine candidate and other product candidates.

HPV-Targeted Candidates

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In January 2021, we announced positive efficacy results for an open-label Phase 2 trial of VGX-3100 to treat HPV-16 and HPV-18-associated vulvar dysplasia. A 25% or more reduction in HPV-16/18-associated vulvar high-grade squamous intraepithelial lesion, or HSIL, was observed for 63% of trial participants (12 of 19) treated with VGX-3100 at six months post-treatment. Three out of 20 participants with histology data (15%) resolved their vulvar HSIL and had no HPV-16/18 virus detectable in the healed area. By comparison, the spontaneous resolution of vulvar HSIL caused by HPV-16/18 is estimated to be only 2%. The trial also showed VGX3100 to be well-tolerated. Based upon these results, we are planning to pursue Phase 3 development.

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In December 2020, we announced positive Phase 2 efficacy results demonstrating that DNA medicine VGX-3100, our lead immunotherapy asset, showed resolution of HPV-16/18-associated precancerous anal lesions in 50% (11 of 22) of subjects six months following the start of treatment. The open label, single arm trial also showed VGX-3100 to be well-tolerated in treating men and women with HPV16-/18-associated anal dysplasia. We plan to pursue a registrational Phase 3 clinical trial for HPV-16-/18-associated anal dysplasia as well as to apply for rare and orphan disease designation for this indication in 2021.

•	In November 2020, we dosed our first subject with DNA medicine INO-3107 in a Phase 1/2 clinical trial for the treatment of Recurrent Respiratory Papillomatosis.

Legal Proceedings

On December 7, 2020, GeneOne Life Science, Inc., or GeneOne, filed a complaint in the Court of Common Pleas of Montgomery County, Pennsylvania against us, alleging that we had breached the CELLECTRA Device License Agreement, or the Agreement, between GeneOne and the Company. We terminated the Agreement on October 9, 2020. The complaint asserts claims for breach of contract, declaratory judgment, unfair competition, and unjust enrichment. The complaint seeks injunctive relief, an accounting, damages, disgorgement of profits, attorneys’ fees, interest, and other relief from us. We intend to vigorously defend ourselves against GeneOne’s claims. Please see our most recent Quarterly Report on Form 10-Q, which we incorporate by reference herein, for additional discussion of our legal proceedings.

Risks Related to Our COVID-19 Vaccine Candidate

Our planned clinical development of INO-4800 as a potential COVID-19 vaccine has been placed on partial clinical hold by the FDA, which may cause delays in the commencement of our planned Phase 3 clinical trial or completion of clinical testing, both of which could result in increased costs to us and delay or limit our ability to proceed to commercialization and generate revenues.

Our planned clinical development of INO-4800 as a potential COVID-19 vaccine has been placed on partial clinical hold by the FDA. We may not commence our planned Phase 3 clinical trial of INO-4800 until we satisfactorily resolve the FDA’s remaining questions relating to our CELLECTRA 2000 delivery device to be used in connection with INO-4800 in our Phase 3 clinical trials and commercial product, if authorized or licensed by the FDA. We are actively working to address the FDA’s questions and plan to respond in March 2021, after which the FDA will have up to 30 days to notify us of its decision as to whether our Phase 3 trial may proceed. However, there can be no assurance regarding the timing of the FDA’s agreement to lift the partial clinical hold or that we will ultimately be successful in obtaining any such determination from the FDA to do so.

Delays in the commencement of our Phase 3 trial or completion of ongoing clinical testing for INO-4800 could significantly affect our product development costs. We do not know whether our planned Phase 3 clinical trial will begin on time or be completed on schedule, if at all. In addition, our ongoing clinical trials for INO-4800 may not be completed on schedule, or at all, and could be placed on additional holds by regulators for reasons unrelated to our current hold.

Our Phase 3 trial for INO-4800 will require interim data results at various points throughout the trial. Our clinical trials may therefore also be delayed as a result of ambiguous or negative interim results. Even if our interim results related to our INO-4800 are positive, there can be no assurance that our topline results will be consistent with the interim results.

If we experience delays in completion of, or if we terminate, any of our clinical trials relating to INO-4800, the commercial prospects for our product candidate may be harmed and our ability to generate product revenues will be delayed. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of a product candidate. Further, delays in the commencement or completion of clinical trials may adversely affect the trading price of our common stock.

There can be no assurance that the product we are developing for COVID-19 would be granted an Emergency Use Authorization by the FDA if we were to decide to apply for an Emergency Use Authorization. If we do not apply for an Emergency Use Authorization or, if we do apply and no Emergency Use Authorization is granted or, once granted, it is terminated, we will be unable to sell our product in the near future and will be required to pursue the biologic licensure process, which is lengthy and expensive.

We may seek an Emergency Use Authorization, or EUA, from the FDA. If we apply and it is granted, an EUA will authorize us to market and sell our COVID-19 vaccine under certain conditions of authorization as long as the public health emergency exists. The FDA expects that companies which receive an EUA for COVID-19 vaccines will proceed to licensure of their vaccine products under a full Biologics License Application. The FDA may issue an EUA during a Public Health Emergency if the agency determines that the potential benefits of a product outweigh the potential risks and if other regulatory criteria are met. There is no guarantee that we will apply for an EUA or, if we do apply, that we will be able to obtain an EUA. If an EUA is granted, we will rely on the FDA policies and guidance governing vaccines authorized in this manner in connection with the marketing and sale of our product. If these policies and guidance change unexpectedly and/or materially or if we misinterpret them, potential sales of our product could be adversely impacted.

An EUA authorizing the marketing and sale of our product will terminate upon expiration of the Public Health Emergency, which is a determination made by the Secretary of Health and Human Services. The FDA may also terminate an EUA if safety issues or other concerns about our product arise or if we fail to comply with the conditions of authorization. If we apply for an EUA, the failure to obtain such authorization or the termination of such an authorization, if obtained, would adversely impact our ability to market and sell our COVID-19 vaccine, which could adversely impact our business, financial condition and results of operations.

There can be no assurance of market acceptance for our potential COVID-19 vaccine.

The commercial success of our COVID-19 treatment will depend upon its acceptance as efficacious, safe, cost-effective and medically necessary by healthcare providers, patients, the medical community and third-party payers. There can be no assurance our COVID-19 vaccine candidate will gain market acceptance on a timely basis, if at all. Healthcare providers and patients may choose COVID-19 vaccines that have already been authorized or licensed by the FDA and are distributed by our competitors, which include major pharmaceutical companies that have substantially greater resources as well as other biotechnology companies. Third party payers may prefer competitor products when making formulary and reimbursement decisions. If our product does gain market acceptance, there is no guarantee that we will be able to maintain it as new vaccines and therapeutic products enter the market. The United States and other countries around the world have recently begun to authorize and commence distributing COVID-19 vaccines in their jurisdictions. The broad distribution of COVID-19 vaccines may reduce demand for our potential COVID-19 vaccine as it may no longer be considered medically necessary. Failure to achieve and maintain market acceptance will have a material adverse impact on our business, financial condition and results of operations.

We are currently subject to litigation and may become subject to additional litigation relating to our potential COVID-19 vaccine, which could harm our business, financial condition and reputation.

We may have actions brought against us by stockholders relating to past transactions, changes in our stock price or other matters. For example, during 2020, numerous purported shareholder class action complaints were filed against us, naming us and our directors and executive officers as defendants, and alleging that we made materially false and misleading statements regarding the development of our INO-4800 vaccine candidate against COVID-19 in violation of certain federal securities laws. The defense of our existing and potential future lawsuits and providing responses to related governmental inquiries and investigations could also result in diversion of our management’s time and attention away from business operations, which could have an adverse impact on our business.